                     THE EARTHGRAINS COMPANY

                  EXCEPTIONAL PERFORMANCE PLAN





                    EFFECTIVE MARCH 26, 1997

                        TABLE OF CONTENTS

SECTION 1.  ESTABLISHMENT OF PLAN. . . . . . . . . . . . . . .  1

SECTION 2.  DEFINITIONS. . . . . . . . . . . . . . . . . . . .  1

               2.1.   Affiliate. . . . . . . . . . . . . . . .  1
               2.2.   Board. . . . . . . . . . . . . . . . . .  1
               2.3.   Bonus. . . . . . . . . . . . . . . . . .  1
               2.4.   Change in Control. . . . . . . . . . . .  1
               2.5.   Code . . . . . . . . . . . . . . . . . .  1
               2.6.   Committee. . . . . . . . . . . . . . . .  1
               2.7.   Company. . . . . . . . . . . . . . . . .  1
               2.8.   Covered Employee . . . . . . . . . . . .  1
               2.9.   Eligible Employee. . . . . . . . . . . .  1
               2.10.  Exchange Act . . . . . . . . . . . . . .  1
               2.11.  Participant. . . . . . . . . . . . . . .  1
               2.12.  Performance Goal . . . . . . . . . . . .  1
               2.13.  Performance Period . . . . . . . . . . .  2
               2.14.  Plan . . . . . . . . . . . . . . . . . .  2
               2.15.  Program. . . . . . . . . . . . . . . . .  2

SECTION 3.  BONUS PROGRAMS . . . . . . . . . . . . . . . . . .  2

SECTION 4.  PERFORMANCE PERIODS. . . . . . . . . . . . . . . .  2

SECTION 5.  ELIGIBILITY, PARTICIPATION AND COVERED
               EMPLOYEES . . . . . . . . . . . . . . . . . . .  2

SECTION 6.  PERFORMANCE CRITERIA AND GOALS . . . . . . . . . .  2

SECTION 7.  AMOUNTS OF BONUSES . . . . . . . . . . . . . . . .  3

SECTION 8.  PAYMENT OF BONUSES . . . . . . . . . . . . . . . .  3

SECTION 9.  ADMINISTRATION BY COMMITTEE. . . . . . . . . . . .  3

SECTION 10.  CHANGE IN CONTROL . . . . . . . . . . . . . . . .  4

               10.1.  Change in Control Defined. . . . . . . .  4
               10.2.  Adjustments Upon Change in Control . . .  5

SECTION 11.  AMENDMENT AND TERMINATION . . . . . . . . . . . .  5

SECTION 12.  MISCELLANEOUS . . . . . . . . . . . . . . . . . .  5

               12.1.  Effective Date . . . . . . . . . . . . .  5
               12.2.  No Guarantee of Employment or
                      Compensation . . . . . . . . . . . . . .  5
               12.3.  Claims . . . . . . . . . . . . . . . . .  5
               12.4.  No Alienation. . . . . . . . . . . . . .  5
               12.5.  Other Incentive Plans. . . . . . . . . .  6
               12.6.  Governing Law. . . . . . . . . . . . . .  6
               12.7.  Severability . . . . . . . . . . . . . .  6

                     THE EARTHGRAINS COMPANY
                  EXCEPTIONAL PERFORMANCE PLAN

SECTION 1.  ESTABLISHMENT OF PLAN.

     The Earthgrains Company does hereby adopt The Earthgrains Company Exceptional Performance Plan set forth herein for the purpose of attracting, motivating and rewarding certain employees of the Company with qualified performance-based compensation.


SECTION 2.  DEFINITIONS.

     2.1. Affiliate: Any entity in which the Company has a substantial direct or indirect equity interest.

     2.2.      Board:  The Board of Directors of the Company.

     2.3. Bonus: The amount payable to any Participant with respect to a Program.

     2.4. Change in Control: Change in Control shall have the meaning ascribed thereto in Section 10.1.

     2.5. Code: The Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

     2.6.      Committee:  The Committee described in Section 9.

     2.7.      Company:  The Earthgrains Company.

     2.8. Covered Employee: Covered Employee shall have the meaning ascribed thereto in Section 5.

     2.9. Eligible Employee: A person who is eligible to participate in the Plan in accordance with Section 5.

     2.10. Exchange Act: The Securities Exchange Act of 1934, as amended, and the regulations and interpretations promulgated thereunder.

     2.11. Participant: An Eligible Employee who is designated as a Participant in a Program pursuant to Section 5.

     2.12. Performance Goal: Performance Goal shall have the meaning ascribed thereto in Section 6.

     2.13. Performance Period: Any period of time designated by the Committee in accordance with Section 4 with respect to which Bonuses may be paid under a Program.

     2.14. Plan: The Earthgrains Exceptional Performance Plan, as amended from time to time.

     2.15.     Program:  A Bonus Program established by the
Committee which designates the Participants, the Covered Employees, a Performance Period, Performance Goals, and formulas or standards for determining the amounts of Bonuses payable under the Plan.


SECTION 3.  BONUS PROGRAMS.

     The Committee shall have the authority to establish one or more Programs pursuant to which Bonuses may be paid to one or more Participants.


SECTION 4.  PERFORMANCE PERIODS.

     For each Program, the Committee shall set forth one or more Performance Periods over which performance will be measured to determine whether and in what amounts to pay Bonuses to Participants. A Performance Period may be a fixed period of time or a period which terminates upon the occurrence of one or more pre-established events. Each Program must be established in writing prior to the expiration of any prescribed time period for the pre-establishment of Performance Goals under Section 162(m) of the Code.


SECTION 5.  ELIGIBILITY, PARTICIPATION AND COVERED EMPLOYEES.

     Management employees of the Company and its Affiliates shall be Eligible Employees. For each Program, the Committee shall designate as Participants one or more Eligible Employees. Each Program shall also set forth those individuals the Committee believes may be or become covered employees as that term is defined in Section 162(m) of the Code ("Covered Employees") for any taxable year in which Bonuses may be payable to Participants under the Program.


SECTION 6.  PERFORMANCE CRITERIA AND GOALS.

     All Bonuses shall be based upon one or more of the following criteria, which may be Company-wide or specific to an Affiliate, division, product, and/or geographic area: sales, revenues, earnings (including, without limitation, earnings before interest, taxes, depreciation and amortization), earnings per share, return on equity, return on assets, return on capital, cash flow, market share, stock price, costs and productivity ("Performance Criteria"). For each

Program and for each Participant, the Committee shall establish one or more objective performance goals based upon one or more
Performance Criteria ("Performance Goals"). No Bonus shall be paid to any Covered Employee if the applicable Performance Goal(s) are not satisfied during the applicable Performance Periods.


SECTION 7.  AMOUNTS OF BONUSES.

     For each Program, the Committee shall designate an objective formula or standard for determining the dollar amount of each Participant's Bonus (the "Bonus Formula"). In no event shall the total amount of Bonuses paid to any Covered Employee in any fiscal year exceed $1 million. Except with respect to Bonuses payable to Covered Employees, and notwithstanding failure to satisfy the applicable Performance Goal(s), the Committee shall have the discretion to increase or reduce the amount of any Participant's Bonus above or below the standard or formula amount to reflect individual performance and/or unanticipated factors; the Committee may only reduce the amount of any Bonuses payable to Covered Employees below the Bonus Formula amount to reflect individual performance and/or unanticipated factors.


SECTION 8.  PAYMENT OF BONUSES.

     After the close of each Performance Period, the Committee shall certify in writing the achievement of the applicable Performance Goal(s) and the amount of any Bonuses payable to Covered Employees under the Bonus Formula. No Bonuses shall be paid under this Plan to Covered Employees unless and until the Plan has received shareholder approval as required by Section 162(m) of the code. Subject to the foregoing, the timing of payment of all Bonuses to both Covered Employees and Participants who are not Covered Employees shall be within the sole discretion of the Committee. The Company shall withhold from any amount payable under the Plan all taxes required to be withheld by any federal, state or local government.


SECTION 9.  ADMINISTRATION BY COMMITTEE.

     The Plan shall be administered by a committee established by the Board or a subcommittee established by a committee of the Board (the "Committee"). The Committee shall be comprised of at least two outside directors of the Company as that term is defined in
Section 162(m) of the Code and the Regulations thereunder. The members of the Tax Qualified Subcommittee of the Human Resources and Executive Compensation Committee shall initially serve as the members of the Committee. The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable.

SECTION 10.  CHANGE IN CONTROL.

     10.1.     Change in Control Defined.  For purposes of this
Plan, a "Change in Control" shall occur if:

               (a) Any Person (as defined herein) becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 of the Exchange Act) of more than 30% of the Company's then outstanding voting securities (measured on the basis of voting power);

               (b) The shareholders of the Company approve a definitive agreement to merge or consolidate the Company with any other corporation, other than an agreement providing for (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities;

               (c) A change occurs in the composition of the Board during any period of twenty-four consecutive months such that individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

               (d) The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

For purposes of this paragraph, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (w) the Company or any of its subsidiaries, (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (y) an underwriter temporarily holding securities pursuant to an offering of such securities, or (z) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Company stock.

     10.2. Adjustments Upon Change in Control. On the date a Change in Control occurs to the extent expressly set forth in the applicable Program, appropriate adjustments shall be made to the applicable Performance Goal(s), Performance Periods, and Bonus Formulas to prevent or limit forfeiture of Bonuses under a Program. A Program which includes such equitable adjustment provisions may
(i) limit the Committee's ability to exercise Committee Discretion upon a Change in Control; (ii) prohibit any post-Change in Control amendment to the Program which would adversely affect any Participant without the written consent of such Participant; and
(iii) provide for a gross-up of benefits payable under the Program to compensate Participants for any excise or other special tax imposed by reason of the equitable adjustment provisions.


SECTION 11.  AMENDMENT AND TERMINATION.

     The Board reserves the right to amend or terminate the Plan in whole or in part at any time. Unless otherwise prohibited by applicable law, any amendment required to conform to Section 162(m) of the Code may be made by the Committee. No amendment may be made to the class of individuals constituting Eligible Employees, the Performance Criteria or the maximum Bonus payable to any Covered Employee in a year set forth in Section 7 without shareholder approval unless shareholder approval is not required in order for Bonuses paid to Covered Employees to constitute qualified performance-based compensation under Section 162(m) of the Code. The Committee may amend the Plan in any way if the Committee determines that such amendment may be made without shareholder approval and without jeopardizing qualification of Bonuses to Covered Employees as performance-based compensation under Section 162(m) of the Code.


SECTION 12.  MISCELLANEOUS.

     12.1. Effective Date. The Plan shall be effective as of March 26, 1997.

     12.2. No Guarantee of Employment or Compensation. The Plan shall not restrict the Company or any Affiliate from discharging an Eligible Employee from employment, restrict any Eligible Employee from resigning from such employment, or restrict the Company or any Affiliate from increasing or decreasing the compensation of any Eligible Employee.

     12.3. Claims. Except in the case of a Change in Control, no person shall have any claim to any Bonus. There is no obligation for uniformity of treatment of Eligible Employees.

     12.4. No Alienation. Except as required by law, amounts payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary.

     12.5. Other Incentive Plans. Nothing contained in the Plan shall prohibit the Company from granting other performance awards to employees (including Eligible Employees) under such conditions, and in such form and manner, as it sees fit. The adoption of the Plan does not preclude the adoption of any other bonus or incentive plan for employees; nor shall adoption of any Program preclude the adoption of additional Programs under the Plan.

     12.6. Governing Law. Subject to the provisions of applicable federal law, the Plan shall be administered, construed and enforced according to the laws of the State of Missouri.

     12.7. Severability. The invalidity of any particular clause, provision or covenant herein shall not invalidate all or any part of the remainder of the Plan, but such remainder shall be and remain valid in all respects as fully as the law will permit.